EXHIBIT 99.1


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                                                        TRANSOCEAN OFFSHORE INC.
                                                        Post Office Box 2765
                                                        Houston TX 77252 2765


[TRANSOCEAN LOGO]

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                                                                    NEWS RELEASE

CONTACT: Jeffrey L. Chastain                          FOR RELEASE: July 12, 1999
         713 232 7551


                     TRANSOCEAN OFFSHORE AND SCHLUMBERGER
                     COMBINE FORCES TO CREATE THE LEADING
                          OFFSHORE DRILLING COMPANY

      HOUSTON--Transocean Offshore Inc. (NYSE: RIG) and Schlumberger Limited (NYSE: SLB) today announced the signing of a definitive merger agreement under which the offshore contract drilling business of Schlumberger (Sedco Forex Offshore) will be spun off and promptly combined with Transocean Offshore in a merger of equals. The resulting company, Transocean Sedco Forex, will be the world's largest offshore drilling company and is projected to become the fourth largest oilfield service company in terms of market capitalization. The transaction, which should close by December 31, 1999, is anticipated to be modestly dilutive to Transocean Offshore's current earnings expectations for 2000 and accretive thereafter.

      Under the proposed agreement, Schlumberger stockholders will own 52 percent of the fully diluted stock in the resulting company, Transocean Sedco Forex. Based on the outstanding fully diluted share count of Transocean Offshore on June 30, 1999 (approximately 101 million shares), Schlumberger stockholders would receive approximately 109 million shares in the resulting company. Using the Schlumberger shares outstanding on June 30, 1999, Schlumberger stockholders would receive approximately 1 newly issued Transocean Sedco Forex share for every 5 Schlumberger shares held. The 109 million shares to be issued for the transaction would be valued at $3.2 billion using the closing price of Transocean Offshore stock on July 9, 1999. The fully diluted ratio of ownership in the stock of the resulting company is fixed and not subject to adjustment. The spin-off and the merger transactions are expected to be free of US federal income taxes and will be accounted for as a purchase with Sedco Forex Offshore as the accounting acquirer.

     The agreement has been approved by the Boards of Directors of Transocean Offshore and Schlumberger, and is subject to the approval of the stockholders of both companies as well as regulatory approvals and other customary closing conditions. Following the closing of the transaction, the shares of Transocean Sedco Forex will be traded on the New York Stock Exchange under the symbol RIG.

     The merger of Transocean Offshore and Sedco Forex Offshore will bring together two of the most modern and versatile fleets in the offshore drilling industry and create a truly global offshore drilling company. The company will have operations in all of the world's major offshore drilling regions including the North Sea, the Gulf of Mexico, Southeast Asia, West Africa and Brazil. Transocean Sedco Forex will have the world's largest offshore rig fleet with 75 units. Sedco Forex Offshore will bring a fleet of 44 mobile offshore drilling rigs, including 27 semisubmersibles, 2 deepwater drillships, 11 jackups and 4 tender rigs. The rig numbers include 3 semisubmersibles under bareboat charter, and 2 semisubmersibles and 1 drillship under management contract.


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Transocean Offshore's fleet of 31 rigs consists of 20 semisubmersibles, 5 deepwater drillships and 6 jackups. The combined fleet totals include 7 rigs under construction including, for Sedco Forex Offshore, 3 Sedco Express-design semisubmersibles and 1 jackup and, for Transocean Offshore, 3 Discoverer Enterprise-class drillships. The combined worldwide work force will consist of approximately 7500 people.

     Schlumberger indicated that in 1998, Sedco Forex Offshore revenue and net income included in the consolidated Schlumberger results were $1.1 billion and $390 million, respectively. In 1999, net income from Sedco Forex Offshore is expected to represent around 15% of the annual net income of Schlumberger.

     Victor E. Grijalva, Vice Chairman of Schlumberger, will become Chairman of Transocean Sedco Forex, while J. Michael Talbert will be President and Chief Executive Officer. The Board of Directors of Transocean Sedco Forex will be composed of 10 persons, 5 designated by Schlumberger and 5 by Transocean Offshore.

     Euan Baird, Chairman and CEO of Schlumberger commented: "The transaction between Sedco Forex Offshore and Transocean Offshore will create the largest and most technically advanced offshore drilling company in the world. This is also a strategic move for Schlumberger that will permit our Oilfield Services GeoMarkets to focus our resources on further extending our leadership in value-added reservoir optimization services. Furthermore, the transaction includes a provision for a global alliance between Schlumberger and Transocean Sedco Forex to address, proactively, integrated services opportunities."

     J. Michael Talbert, Chairman and Chief Executive Officer of Transocean Offshore added, "The merger of Transocean Offshore with Sedco Forex Offshore is advantageous due to the rising capital costs for new rig construction, the increasing size and needs of our customers, the expanding geographic diversity of offshore drilling and the technical challenges posed by new deepwater drilling activities. Transocean Sedco Forex will be uniquely positioned to address these challenges due to its technical leadership, financial strength and global presence. Both Transocean Offshore and Sedco Forex Offshore have been leaders in offshore drilling for several decades. This position of leadership is the result of technical innovation and operational expertise, particularly in deepwater locations. Two strong operations will now become one, forming what I believe will be the offshore drilling company of choice for customers, employees and investors."

     The senior management of Transocean Offshore and Schlumberger will host a conference call on Monday, July 12, 1999 at 10:00am Eastern Time to give investors and the press further insight into today's announcement and respond to questions. All individuals interested in participating in the conference call should contact (1-800) 819-9193 toll free in the US and Canada, or (1-913) 981-4911 direct worldwide. A replay will be available for one week beginning at 4pm Eastern Time today at (1-888) 203-1112 toll free in the US and Canada, or (1-719) 457-0820 direct worldwide. Passcode 728124 should be used to access the recording for both replay numbers.

     This press release and any oral statements made in connection herewith contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, among other things, statements regarding the prospects for and development of the combined operations of Sedco Forex Offshore and Transocean Offshore, the integration of their business and operations, accretion and dilution to earnings from the transaction and resulting market capitalization, all of which are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in the Annual, Quarterly and Current Reports of Schlumberger and Transocean Offshore and other filings with the Securities and Exchange Commission, include changes in industry and market conditions and the price of oil and gas, and the impact of such changes on Schlumberger and Transocean Offshore. Should one or more of these risks or

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uncertainties materialize, or should the assumptions prove incorrect, actual results from the business of the combined company may vary in material aspects from those currently anticipated.

     Schlumberger is a worldwide leader in technical services with 60,000 employees and operations in over 100 countries. In 1998, revenue was $11.82 billion.

     Transocean Offshore is an international offshore drilling company engaged in contract drilling of oil and gas wells. The Company specializes in technically demanding segments of the offshore drilling business, including industry-leading positions in deepwater and harsh environment drilling services. The Company also provides international turnkey, coiled tubing and integrated drilling services to customers worldwide.

     Note: Offshore Rig details for Sedco Forex Offshore and Transocean Offshore are attached below.


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                        TRANSOCEAN OFFSHORE INC. FLEET


TYPE AND NAME           YEAR ENTERED SERVICE/UPGRADED(1)      LOCATION

SEMISUBMERSIBLES
Polar Pioneer                       1985               Norwegian North Sea
Transocean Arctic (2)               1986               Norwegian North Sea
Henry Goodrich (3)                  1985               U.K. North Sea
Paul B. Loyd, Jr. (3)             1991/1993            U.K. North Sea
Transocean Leader                 1987/1997            Norwegian North Sea
Transcoean Rather                   1988               U.S. Gulf of Mexico
Transocean Richardson               1988               U.S. Gulf of Mexico
Transocean Explorer                 1976               U.K. North Sea
Transocean Discoverer             1977/1985            U.K. North Sea
Transocean Wildcat (2)            1977/1985            Norwegian North Sea
Transocean Winner (2)               1983               Norwegian North Sea
Transocean Searcher (2)           1983/1988            Norwegian North Sea
Transocean Prospect (2)           1983/1992            Norwegian North Sea
Transocean John Shaw                1982               U.K. North Sea
Transocean 96                     1975/1997            U.S. Gulf of Mexico
Transocean 97                     1977/1997            U.S. Gulf of Mexico
Transocean Driller                  1991               Brazil
Transocean Legend                   1983               Brazil
Transocean Amirante               1978/1997            U.S. Gulf of Mexico
Transocean Marianas               1979/1998            U.S. Gulf of Mexico

DRILLSHIPS
Discoverer Seven Seas             1976/1997            U.S. Gulf of Mexico
Discoverer 534                    1975/1991            U.S. Gulf of Mexico
Discoverer Enterprise               1999               U.S. Gulf of Mexico
Discoverer Spirit                   2000               Astano Shipyard
Discoverer Deep Seas                2000               Astano Shipyard

JACKUP RIGS
Transocean Jupiter                1981/1997            UAE
Transocean Comet                    1980               Gulf of Suez, Egypt
Transocean Mercury                1969/1998            Gulf of Suez, Egypt
Transocean III                    1978/1993            UAE
Shelf Explorer                      1982               Danish North Sea
Transocean Nordic                   1984               Holland


(1) Dates shown are the original service date and the date of the most recent upgrade, if any.
(2)  Participating in a cooperation agreement with Statoil.
(3) Owned by Arcade Drilling as, a Norwegian company in which the Company has a 25% interest and which is controlled by another contract drilling company.

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                           SEDCO FOREX OFFSHORE FLEET



TYPE AND NAME           YEAR ENTERED SERVICE/UPGRADED (1)          LOCATION

SEMISUBMERSIBLES
Cajun Express                     Newbuild             Shipyard (Singapore)
Sedco Energy                      Newbuild             Shipyard (France)
Sedco Express                     Newbuild             Shipyard (France)
Sedco 600                           1983               Malaysia
Sedco 601                           1983               Indonesia
Sedco 602                           1983               Singapore
Sedco 700                         1973/1994            Turkey (in route)
Sedco 702                         1973/1992            Australia
Sedco 703                         1973/1995            Australia
Sedco 704                         1974/1992            U.K. North Sea
Sedco 706                         1976/1994            U.K. North Sea
Sedco 707                         1976/1997            Brazil
Sedco 708                           1976               Angola
Sedco 709                         1977/1998            Nigeria
Sedco 710                           1983               Brazil
Sedco 711                           1982               U.K. North Sea
Sedco 712                           1983               U.K. North Sea
Sedco 714                           1983               U.K. North Sea
Sedneth 701                       1972/1993            U.K. North Sea
Sovereign Explorer                  1984               U.K. North Sea
Actinia                             1982               Spain
Sedco 135D                          1966               Brazil
Drillstar (2)                       1982               U.K. North Sea
Sedco Explorer (2)                1975/1995            U.K. North Sea
Omega (3)                                              S. Africa
FPS Bill Shoemaker (4)                                 Canada
Sedco I-Orca (4)                                       S. Africa

DRILLSHIPS
Sagar Vijay (4)                                        India
Joides Resolution (5)                                  Research Project

JACKUPS
Trident 2                           1977               India
Trident 4                         1980/1998            Angola
Trident 6                           1981               Nigeria
Trident 8                           1981               Nigeria
Trident 9                           1982               Vietnam
Trident 12                          1982               Brunei
Trident 14                          1982               Angola
Trident 15                          1982               Vietnam
Trident 16                          1982               Thailand
Trident 17                          1983               Vietnam
Trident 20 (6)                    Newbuild             Singapore/Baku

TENDER RIGS
Searex 10                           1983               Congo
Searex 5                            1983               Malaysia
Searex 11                           1983               Indonesia
Searex 9                            1981               Congo


(1) Dates shown are the original service date and the date of the most recent upgrade, if any.
(2)  25% owned and bareboat chartered.
(3)  Bareboat chartered.
(4)  Management contract.
(5)  50% owned.
(6)  75% owned.